EXHIBIT 99.1

N E W S   R E L E A S E

Contact:	John A. Maurer
Vice President,
Treasurer and Investor Relations
Foot Locker, Inc.
(212) 720-4092

FOOT LOCKER, INC. REPORTS THIRD QUARTER RESULTS

•	Net Income of $0.43 Per Share, 30% Above Last Year
•	Comparable-Store Sales Increased 7.4 Percent
•	Seventh Consecutive Quarter of Sales and Profit Growth
•	Gross Margin Increased 220 Basis Points

NEW YORK, NY, November 17, 2011 – Foot Locker, Inc. (NYSE: FL), the New York-based specialty athletic retailer, today reported financial results for its third quarter ended October 29, 2011.

Third Quarter Results

Net income for the Company’s third quarter ended October 29, 2011 was $66 million, or $0.43 per share, compared with net income of $52 million, or $0.33 per share, last year. Third quarter sales increased 8.9 percent, to $1,394 million this year, compared with sales of $1,280 million for the corresponding prior-year period. Third quarter comparable-store sales increased 7.4 percent. Excluding the effect of foreign currency fluctuations, total sales for the third quarter increased 7.3 percent.

“I am pleased to report our seventh consecutive quarter of strong sales and profit growth,” said Ken Hicks, Chairman and Chief Executive Officer of Foot Locker, Inc. “We continue to diversify and strengthen many aspects of our business, including our product mix, our banner differentiation, and the integration of our distribution channels. We believe the ongoing focus of all our associates on these initiatives will continue to create shareholder value both in the short run and longer term.”

Year-to-Date Results

Net income for the Company’s first nine months of the year increased 75.9 percent to $197 million, or $1.27 per share, compared with net income of $112 million, or $0.71 per share, for the corresponding period last year. Year-to-date sales increased 12.7 percent, to $4,121 million, compared with sales of $3,657 million last year. Year-to-date comparable-store sales increased 10.6 percent. Excluding the effect of foreign currency fluctuations, total sales year-to-date increased 10.3 percent.

Financial Position
The Company’s merchandise inventory at the end of the third quarter was $1,204 million, essentially flat with the end of the third quarter last year.

During the third quarter of 2011, the Company repurchased 1.85 million shares of its common stock for approximately $38 million under the Company’s $250 million share repurchase program. Year-to-date, the Company has repurchased approximately 4.6 million shares for $97 million.

— MORE —

Foot Locker, Inc. 112 West 34th Street, New York, NY 10120

At October 29, 2011, the Company’s cash and short-term investments totaled $698 million, while the debt on its balance sheet was $136 million. The Company’s total cash position, net of debt, was $158 million higher than the same time last year.

Store Base Update

During the first nine months of the year, the Company opened 52 new stores, remodeled or relocated 147 stores, and closed 76 stores. At October 29, 2011, the Company operated 3,402 stores in 22 countries in North America, Europe, Australia, and New Zealand. In addition, 32 franchised stores were operating in the Middle East and South Korea.

The Company is hosting a live conference call at 9:00 a.m. (EST) on Friday, November 18, 2011 to discuss these results and provide comments on the current business environment and trends. This conference call may be accessed live from the Investor Relations section of the Foot Locker, Inc. website at http://www.footlocker-inc.com. The conference call will be available for webcast replay until 5:00 p.m. on Friday, December 2, 2011.

Disclosure Regarding Forward-Looking Statements

This report contains forward-looking statements within the meaning of the federal securities laws. Other than statements of historical facts, all statements which address activities, events, or developments that the Company anticipates will or may occur in the future, including, but not limited to, such things as future capital expenditures, expansion, strategic plans, financial objectives, dividend payments, stock repurchases, growth of the Company’s business and operations, including future cash flows, revenues, and earnings, and other such matters, are forward-looking statements. These forward-looking statements are based on many assumptions and factors which are detailed in the Company’s filings with the Securities and Exchange Commission, including the effects of currency fluctuations, customer demand, fashion trends, competitive market forces, uncertainties related to the effect of competitive products and pricing, customer acceptance of the Company’s merchandise mix and retail locations, the Company’s reliance on a few key vendors for a majority of its merchandise purchases (including a significant portion from one key vendor), pandemics and similar major health concerns, unseasonable weather, further deterioration of global financial markets, economic conditions worldwide, further deterioration of business and economic conditions, any changes in business, political and economic conditions due to the threat of future terrorist activities in the United States or in other parts of the world and related U.S. military action overseas, the ability of the Company to execute its business and strategic plans effectively with regard to each of its business units, and risks associated with foreign global sourcing, including political instability, changes in import regulations, and disruptions to transportation services and distribution. Any changes in such assumptions or factors could produce significantly different results. The Company undertakes no obligation to update forward-looking statements, whether as a result of new information, future events, or otherwise.

- MORE -

FOOT LOCKER, INC.
Condensed Consolidated Statements of Operations
(unaudited)
Periods ended October 29, 2011 and October 30, 2010
(In millions, except per share amounts)

	Third Quarter 2011	Third Quarter 2010
Sales	$1,394	$1,280

Cost of sales	941	892
Selling, general and administrative expenses	320	287
Depreciation and amortization	27	27
Interest expense, net	1	2
Other income	—	(1)
	1,289	1,207
Income before income taxes	105	73
Income tax expense	39	21
Net Income	$66	$52

Diluted EPS:
Net Income	$0.43	$0.33

Weighted-average diluted shares outstanding	153.6	156.2

	Year-To-Date 2011	Year-To-Date 2010
Sales	$4,121	$3,657

Cost of sales	2,805	2,571
Selling, general and administrative expenses	919	835
Depreciation and amortization	82	79
Interest expense, net	4	7
Other income	(1)	(2)
	3,809	3,490
Income before income taxes	312	167
Income tax expense	115	55
Net Income	$197	$112

Diluted EPS:
Net Income	$1.27	$0.71

Weighted-average diluted shares outstanding	154.8	156.8

- MORE -

FOOT LOCKER, INC.
Condensed Consolidated Balance Sheets
(unaudited)
(In millions)

	October 29, 2011	October 30, 2010
Assets

CURRENT ASSETS
Cash, cash equivalents and short-term investments	$698	$541
Merchandise inventories	1,204	1,202
Other current assets	157	162
	2,059	1,905

Property and equipment, net	421	387
Deferred tax assets	295	324
Other assets	270	296
	$3,045	$2,912

Liabilities and Shareholders’ Equity

CURRENT LIABILITIES
Accounts payable	$284	$286
Accrued and other liabilities	284	263
	568	549

Long-term debt and obligations under capital leases	136	137
Other liabilities	248	248
SHAREHOLDERS’ EQUITY	2,093	1,978
	$3,045	$2,912

- MORE -

FOOT LOCKER, INC.
Store and Estimated Square Footage
(unaudited)
(Square footage in thousands)

	October 29, 2011	October 30, 2010	October 31, 2009
Foot Locker U.S.
Number of stores	1,129	1,152	1,198
Gross square footage	4,549	4,633	4,860
Selling square footage	2,689	2,744	2,878

Footaction
Number of stores	299	312	323
Gross square footage	1,380	1,439	1,498
Selling square footage	864	904	940

Lady Foot Locker
Number of stores	347	399	466
Gross square footage	773	882	1,028
Selling square footage	447	506	588

Kids Foot Locker
Number of stores	292	302	304
Gross square footage	699	724	725
Selling square footage	407	421	426

Champs Sports
Number of stores	537	547	564
Gross square footage	2,857	2,919	3,016
Selling square footage	1,872	1,938	2,002

CCS
Number of stores	22	12	2
Gross square footage	54	31	6
Selling square footage	36	20	4

Foot Locker International
Number of stores	776	750	744
Gross square footage	2,262	2,168	2,161
Selling square footage	1,145	1,099	1,098

Total Stores Operated
Number of stores	3,402	3,474	3,601
Gross square footage	12,574	12,796	13,294
Selling square footage	7,460	7,632	7,936

Total Franchised Stores
Number of stores	32	24	20
Gross square footage	81	87	74
Selling square footage	56	57	50

-XXX-